Portfolio Update Webcast May 26, 2022 Exhibit 99.1

W W W . K B S . C O M The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company” or “KBS REIT III”) Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, dated November 1, 2021 (the “Valuation 8-K”). Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation and in the Company’s Annual Report and Quarterly Reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The COVID-19 pandemic, together with the resulting measures imposed to help control the spread of the virus, has had a negative impact on the economy and business activity globally. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s investment in Prime US REIT depends on future developments, which remain uncertain and cannot be predicted with confidence, including among other developments, potential changes in customer behavior, such as the continued social acceptance, desirability and perceived economic benefits of work-from-home arrangements, resulting from the COVID-19 pandemic, which could materially and negatively impact the future demand for office space, resulting in slower overall leasing and an adverse impact to the Company’s operations. Forward-Looking Statements 2

W W W . K B S . C O M Important Disclosures (cont.) The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through March 31, 2022 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can be given with respect to distributions. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the estimated NAV per share, the appraisal methodology used for the appraised properties assumed the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT used in the estimated NAV per share assumed a discount for the holding period risk due to the quantity of units held by the Company relative to the normal level of trading volume in units. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, were the respective party’s best estimates as of September 30, 2021, October 22, 2021 or November 1, 2021, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. The estimated value per share does not take into account developments in our portfolio or the markets since November 1, 2021, including the uncertainty as a result of the COVID-19 pandemic, changes in global and national economic and market conditions and the local economic conditions where our properties are located, increasing interest rates and inflation, all of which may negatively impact the value of the Company’s investments. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate returns to investors. Stockholders may have to hold their shares for an indefinite period of time. The Company can give no assurance that it will be able to provide additional liquidity to stockholders. The Company’s conflicts committee and board of directors continue to evaluate various alternatives available to the Company, including whether or not to convert to an “NAV REIT.” The Company can provide no assurances as to whether or when any alternative being considered by the Company’s board of directors will be consummated. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2022. Forward-Looking Statements 3

W W W . K B S . C O M REIT III Property Map 4

Fund and Portfolio Overview 5

W W W . K B S . C O M Nashville Area Salt Lake City Kansas City Atlanta Austin Minneapolis Charlotte Washington D.C. Metro (2 Properties) Dallas (3 Properties) 2% 5% 3% 5% 5% 6% 8% 16% San Jose (2 Properties) 14% Chicago17% Statistics for the Current Portfolio 1 Current portfolio of 17 properties as of May 2022. Based on September 30, 2021 appraised value of $3.0 billion as reflected in the November 2021 estimated share value. The appraised values do not consider estimated disposition costs and fees. The appraised values also do not take into consideration developments subsequent to November 2021, including the increase in interest rates, which may negatively impact the value of the Company’s properties. 2 Includes leases that had been executed but had not yet commenced as March 31, 2022. As of March 31, 2022, economic occupancy at the property was 84.1%. 3 Per CBRE’s 2021 Tech Talent Report. Market Diversification 1 6 of value3 in CBRE’s Top 10 Tech Markets49% 89% of value3 in CBRE’s Top 25 Tech Markets 2% 4 Annualized base rent represents annualized contractual base rental income as of March 31, 2022 adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. Over 560 Tenants with Staggered Lease Expirations and Industry Diversification $0 $10000 $20000 $30000 $40000 A n n u al iz ed B as e R en t ($ 0 0 0 ) 14.6% 13.2% 9.3% 8.5% 10.4% 9.8% 5.2% 6.9% 9.0% 1.5% 11.6% Lease Expirations 4 17 Properties with an Estimated Value of $3.0 billion based on September 30, 2021 Appraisals1 89.5% leased occupancy2 7% San Francisco 10%Oakland Invested in Target Markets:

W W W . K B S . C O M 7 Distributions Distribution History: *On an annualized basis. Distributions for May 2022 have been declared but not yet paid. January 2021 – May 2022* $0.60/share* As a result of the strength and diversity of the tenant base within the Company’s real estate portfolio, to date the REIT has maintained the same distribution rate throughout the COVID-19 crisis.

8 Portfolio Updates

KBS

3001 & 3003 Washington Blvd.
Arlington, VA





1 As of March 31, 2022, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
94,836 (3001 Washington) 211,054 (3003 Washington)	100% (3001 Washington) 99.15% (3003 Washington)	7.5 Yrs. (3001 Washington) 10.0 Yrs. (3003 Washington)

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
CNA Corp. (3003 Wash)	131,014	42.83%
FP1 Strategies (3001 and 3003 Wash)	51,499	16.84%
HDR Architecture (3001 Wash)	29,092	9.51%
The Common Application (3003 Wash)	22,013	7.20%
Keolis America (3003 Wash)	15,406	5.04%
Urban Compass (3001 Wash)	14,548	4.76%

Property Update

- KBS was successful in negotiating an early renewal of the properties' second-largest tenant, FP1 Strategies for 29,849 square feet at 3001 Washington and at the same time signing an expansion lease with the same firm at neighboring 3003 Washington for 21,650 square feet. This will effectively increase their presence to approximately 17% of both properties. The 21,650 square feet expansion lease is 8th floor space that was given back by CNA Corp which renewed but downsized.
- Both Class A properties are located in the Clarendon neighborhood of the Rosslyn-Ballston Corridor market and approximately two miles from Washington, DC. The properties offer superior views of the Washington Monument, U.S. Capitol and National Cathedral from the upper levels.

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KBS

The McEwen Building
Franklin, TN



1 As of March 31, 2022, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
175,262	93.17%	5.2

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
Kaiser Aluminum	27,356	15.61%
American Renal Associates	26,695	15.23%
Red Collar Pet Foods	18,042	10.29%

Property Update

- KBS recently completed a successful 12-month repositioning, investing in (i) 2 floors of Spec Suites and (ii) upgrades to the 1st and 2nd floor common areas, including elevator lobbies, restrooms, coffee bar and a tenant café.
- These investments resulted in increasing occupancy from 53% to 93% and extending the weighted-average lease term to 5.1 years. Major leasing included:

  a) American Renal Associates signed a 72-month lease with phased occupancy in exchange for taking space as-is, therefore, no upfront capital required, which has them fully occupying the space by March 1, 2024.

  b) Kaiser Aluminum signed a 120-month, 27,356 square feet lease for their headquarters, relocated from Foothill Ranch, CA.

  c) Studio Bank signed a 124-month, 12,720 square feet lease.

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KBS

Accenture Tower
Chicago, IL


accenture

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
1,457,724	84.8%	8.0

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
Accenture[2]	267,538	18.35%
Expedia Inc	115,604	7.93%
National Union Fire Insurance	74,460	5.11%

Property Update

- This property is Chicago's largest Class A, LEED Gold-Certified building, and has twice won "Building of the Year" from The Building Owners and Managers Association.
- This property is located in the West Loop submarket, the preeminent submarket within the Chicago CBD, and stands atop the Ogilvie Transportation Center.
- KBS recently completed a new tenant lounge which will be fully operational this summer.
- In addition, the recently completed spec suites on the 15th floor resulted in 26,723 square feet of long-term leasing with Zorch International and Patient Point.

1 As of March 31, 2022, leased occupancy includes leases that are signed but commencing in the future.
2 Accenture will become the largest tenant once its expansion lease commences in 2022. Expansion lease was signed in July 2019, increasing space from 77,852 SF to 263,718 SF for a 15 year lease term.

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KBS

The Almaden
San Jose, CA



1 As of March 31, 2022, leased occupancy includes leases that are signed but commencing in the future.

Key Statistics

Rentable SF	Leased Occupancy[1]	Weighted-Avg. Lease Term (Yrs.)
416,126	94.57%	4.5

Key Tenants

Tenant	Sq. Ft.	% of Property RSF
Zoom Video Communications	102,916	24.73%
Bridge Bank, NA	51,974	12.49%
Samsara Networks, Inc.	24,353	5.85%

Property Update

- KBS was successful with an early seven-year extension of Bridge Bank for 52,000 square feet.
- The Bridge Bank lease demonstrates a tenant's commitment to this great property despite work-from-home headlines in the Bay area.
- The three-building property is just two-blocks from pedestrian-friendly San Pedro Square with a diverse collection of retail and restaurant amenities. The property also offers numerous on-site amenities including multiple conference rooms with video conference capabilities, an outdoor patio with BBQ, fireplace and seating, a fitness center, locker room with shower and a tenant lounge with a roll-up door, bar area, TV and games.

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13 Strategic Plan Update

W W W . K B S . C O M REIT III 2022 Goals & Objectives 14 Distribute operating cash flows to stockholders Maintain a substantial amount of liquidity in the REIT in order to continue to enhance asset values and provide stockholder liquidity Continue to monitor the properties in the portfolio for any beneficial sale opportunities in order to maximize value Finalize decision on NAV REIT Conversion Efficiently manage the real estate portfolio throughout the COVID-19 pandemic in order to maximize the long-term portfolio value to stockholders

15 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264